                                                                    EXHIBIT 12.1

         EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                   Equity Office      Equity Office        Equity Office        Equity Office
                                                  Properties Trust   Properties Trust    Properties Trust       Properties Trust
                                                     for the              for the             for the         for the period from
                                                    Year Ended          Year Ended          Year Ended       July 11, 1997 through
                                                 December 31, 2000   December 31, 1999   December 31, 1998     December 31, 1997
                                                 -----------------   -----------------   -----------------   ---------------------
Income before allocation to minority
     interests, income from investment in
     unconsolidated joint ventures, net gain
     on sales of real estate and
     extraordinary items                         $         446,617   $         418,569   $         371,175   $              92,578
                                                 -----------------   -----------------   -----------------   ---------------------
Plus Taxes                                                   2,719                 654               1,664                     200
                                                 -----------------   -----------------   -----------------   ---------------------
Plus Fixed Charges:
    Interest expense                                       525,787             413,995             338,611                  76,675
    Capitalized interest                                    14,764              18,030              15,077                   1,890
    Loan amortization cost                                   9,746               4,693               6,404                   4,178
                                                 -----------------   -----------------   -----------------   ---------------------
                Fixed charges                              550,297             436,718             360,092                  82,743
                                                 -----------------   -----------------   -----------------   ---------------------

Plus amortization of capitalized interest                    1,057                 522                 380                      89
Plus distributed income of investments in
    unconsolidated joint ventures                           57,778              14,389              17,526                   3,348
Less capitalized interest                                  (14,764)            (18,030)            (15,077)                 (1,890)
                                                 -----------------   -----------------   -----------------   ---------------------

Earnings                                         $       1,043,704   $         852,822   $         735,760   $             177,067
                                                 =================   =================   =================   =====================

Fixed Charges:
Interest expense                                 $         525,787   $         413,995   $         338,611   $              76,675
Capitalized interest                                        14,764              18,030              15,077                   1,890
Loan amortization cost                                       9,746               4,693               6,404                   4,178
                                                 -----------------   -----------------   -----------------   ---------------------

Fixed Charges                                    $         550,297   $         436,718   $         360,092   $              82,743
                                                 =================   =================   =================   =====================

Ratio of earnings to fixed charges                            1.90                1.95                2.04                    2.14
                                                 =================   =================   =================   =====================


                                                   Equity Office Predecessors  Equity Office Predecessors
                                                       for the period from        Combined Historical
                                                        January 1, 1997            for the Year Ended
                                                       through July 10, 1997       December 31, 1996
                                                   --------------------------  --------------------------
Income before allocation to minority
     interests, income from investment in
     unconsolidated joint ventures, net gain
     on sales of real estate and
     extraordinary items                           $                   48,103  $                   68,080
                                                   --------------------------  --------------------------
Plus Taxes                                                                900                       1,375
                                                   --------------------------  --------------------------
Plus Fixed Charges:
    Interest expense                                                   80,481                     119,595
    Capitalized interest                                                3,699                       4,640
    Loan amortization cost                                              2,771                       4,275
                                                   --------------------------  --------------------------
                Fixed charges                                          86,951                     128,510
                                                   --------------------------  --------------------------

Plus amortization of capitalized interest                                  97                          --
Plus distributed income of investments in
    unconsolidated joint ventures                                       3,675                       1,688
Less capitalized interest                                              (3,699)                     (4,640)
                                                   --------------------------  --------------------------

Earnings                                           $                  136,027  $                  195,013
                                                   ==========================  ==========================

Fixed Charges:
Interest expense                                   $                   80,481  $                  119,595
Capitalized interest                                                    3,699                       4,640
Loan amortization cost                                                  2,771                       4,275
                                                   --------------------------  --------------------------

Fixed Charges                                      $                   86,951  $                  128,510
                                                   ==========================  ==========================

Ratio of earnings to fixed charges                                       1.56                        1.52
                                                   ==========================  ==========================